Exhibit 99.1

     Digital Recorders, Inc. Announces Israeli Market-Penetrating Order for
                      Electronic Destination Sign Systems

            Mobitec(R) Product Order Valued in Excess of $200,000 USD

     DALLAS--(BUSINESS WIRE)--May 10, 2007--Digital Recorders, Inc. (NASDAQ:
TBUS), a digital communications technology leader in the domestic and international public transportation and transit security markets, announced today that the Mobitec GmbH business unit of its Swedish subsidiary Mobitec AB (Mobitec) has received an order exceeding $200,000 USD for Mobitec(R) electronic destination sign systems for use on bus vehicles in Israel.

     During second quarter 2007, the Mobitec(R) electronic destination sign systems will be delivered and installed on new bus vehicles being built at original equipment manufacturers' factories in the Middle East.

     "This is Mobitec's first significant Israeli order after more than a year's worth of market penetration work by our team in Germany. The Mobitec(R) electronic destination sign systems will be part of a larger fleet management system unique in the Israeli market," David L. Turney, the Company's Chairman, President, and Chief Executive Officer, said.

     ABOUT MOBITEC AB

     A premier supplier of electronic destination sign systems in the Nordic markets, the Company's Mobitec AB subsidiary is highly respected for its products, technology, service, and quality. Based in Herrljunga, Sweden, Mobitec AB has business units in Australia and Germany, as well as a 50 percent owned venture in Brazil. The Company's acquisition of Mobitec AB in June 2001 significantly expanded its geographical reach.

     ABOUT THE COMPANY

     Digital Recorders, Inc. is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

     FORWARD-LOOKING STATEMENTS

     This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing and amount of the Mobitec(R) order or its expected delivery and installation dates, our belief that the Israeli market presents potentially new or expanded marketplaces for our goods and services, as well as any statement, express or implied, concerning future events or expectations, is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties that the assumptions behind the Mobitec(R) orders, delivery and installation, risks that the Israeli market may not represent a new or expanded market for our goods and services, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.


     CONTACT: Veronica B. Marks
              Manager, Corporate Communications
              Digital Recorders, Inc.
              Phone: (214) 378-4776
              Fax: (214) 378-8437
              E-Mail: veronicam@digrec.com